As filed with the Securities and Exchange Commission on August 11, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	2890	16-1701300
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1601 West Diehl Road
Naperville, Illinois 60563
(630) 305-1000

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Stephen N. Landsman, Esq.
General Counsel
Nalco Holding Company
1601 West Diehl Road
Naperville, Illinois 60563
(630) 305-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Edward P. Tolley III, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	John T. Bostelman, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 (212) 558-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     333-126642

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	4,600,000 shares	$18.41	$84,686,000	$9,967.54

(1)	Includes shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	The 4,600,000 shares of common stock being registered in this Registration Statement are in addition to the 28,750,000 shares of common stock registered pursuant to the Registrant's registration statement on Form S-1 (File No. 333-126642).

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"). Pursuant to Rule 462(b), the contents of the registration statement on Form S-1, as amended (File No. 333-126642), of Nalco Holding Company, which was declared effective by the Securities and Exchange Commission on August 11, 2005, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Naperville, State of Illinois, on August 11, 2005.

NALCO HOLDING COMPANY
By:	*
Name: William H. Joyce Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 11, 2005.

Signature	Title

*	Chairman and Chief Executive Officer (Principal Executive Officer)

William H. Joyce

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Bradley J. Bell

*	Controller (Principal Accounting Officer)

Frederic Jung

*	Director

Leon D. Black

*	Director

Chinh E. Chu

*	Director

Richard A. Friedman

*	Director

Joshua J. Harris

*	Director

Sanjeev K. Mehra

*	Director

Paul H. O'Neill

*	Director

Douglas A. Pertz

*	Director

Daniel S. Sanders

*	Director

Richard B. Marchese

*	Director

Rodney F. Chase

*	By: /s/ Stephen N. Landsman

  Stephen N. Landsman,
  as Attorney-in-Fact

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement No. 333-126642 are incorporated by reference into, and shall be deemed a part of, this registration statement, except the following, which are filed herewith.

Exhibit No.	Description of Exhibit
23.1	Consent of Ernst & Young LLP